EXHIBIT 23.1

Acknowledgement of Independent Auditors

We agree to the inclusion in this Form 8-K/A of our report dated March 18, 2013, with respect to the consolidated financial statements of Actient Holdings LLC.

/s/ Ernst & Young LLP

Chicago, Illinois

July 8, 2013